Exhibit 99.1

Intercontinental Exchange Announces Expected Closing Date for Acquisition of Interactive Data Corporation

Released : 08 December 2015

ATLANTA & NEW YORK—(BUSINESS WIRE)— Intercontinental Exchange (NYSE: ICE), the leading global network of exchanges and clearing houses, today announced it has received all required regulatory approvals and now expects to close the acquisition of Interactive Data Corporation (Interactive Data) on or around December 14, 2015.

ICE announced the planned acquisition on October 26, 2015. Interactive Data is one of the world’s leading providers of financial data and data services.

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) operates the leading network of regulated exchanges and clearing houses. ICE’s futures exchanges and clearing houses serve global commodity and financial markets, providing risk management and capital efficiency. The New York Stock Exchange is the world leader in capital raising and equities trading.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at www.intercontinentalexchange.com/terms-of-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Statements in this press release regarding ICE’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 5, 2015.